EX.99.906CERT

Certification Pursuant to Section 906 of the Sarbanes-Oxley Act

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of the Hatteras Alternative Mutual Funds Trust, does hereby certify, to such officer’s knowledge, that the report on Form N-CSR of the Hatteras Alternative Mutual Funds Trust for the period ended June 30, 2013 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as applicable, and that the information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Hatteras Alternative Mutual Funds Trust for the stated period.

/s/ David B. Perkins David B. Perkins Chief Executive Officer, Hatteras Alternative Mutual Funds Trust	/s/ Lance Baker Lance Baker Chief Financial Officer and Treasurer, Hatteras Alternative Mutual Funds Trust
Dated: September 6, 2013	Dated: September 5, 2013

This statement accompanies this report on Form N-CSR pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed as filed by Hatteras Alternative Mutual Funds Trust for purposes of the Securities Exchange Act of 1934.